FOR IMMEDIATE RELEASE

INHIBITEX REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

Clinical Advancement of FV-100 Highlights Productive First Quarter

ATLANTA, GA – May 8, 2008 — Inhibitex, Inc. (Nasdaq: INHX), a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases, today announced its financial results for the first quarter ended March 31, 2008. The Company held cash, cash equivalents, short-term and long-term investments of $46.3 million at March 31, 2008, as compared to $50.3 million at December 31, 2007.

“We had a highly constructive first quarter, highlighted by the FDA’s acceptance of our IND and the recent initiation of a full Phase I clinical trial program for FV-100, as well as the implementation of lead optimization programs for both our HIV integrase and HCV polymerase inhibitor programs.” stated Russell Plumb, CEO and President of Inhibitex. “These accomplishments, which we achieved while operating in line with our financial guidance, keep us tracking toward our goals of advancing FV-100 into a Phase II trial and selecting clinical candidates for our HIV and HCV programs around the end of this year.”

First Quarter 2008 Financial Results

The Company reported a net loss for the first quarter of 2008 of $3.4 million, as compared to net income of $0.5 million in the first quarter of last year. Basic and diluted net loss per share was $0.08 for the first quarter of 2008 as compared to basic and diluted net income of $0.02 and $0.01 per share, respectively, for the first quarter of 2007. The increase in net loss and net loss per share in 2008 was the result of higher research and development expenses, primarily associated with preclinical studies and clinical trial cost associated with the advancement of FV-100, as well as the impact of $1.9 million in other income recorded in the first quarter of 2007 related to a non-recurring gain on the sale of excess raw materials, and a $0.5 million non-recurring favorable mediation settlement recorded as a reduction in general and administrative expense in the first quarter of 2007.

Revenue for the first quarter of 2008 was $0.8 million as compared to $0.7 million in the first quarter of 2007. The increase in revenue in 2008 was the result of higher periodic research-associated support fees received by the Company related to an existing collaborative license and development agreement.

Research and development expense for the first quarter of 2008 was $3.4 million, as compared to $1.6 million during the first quarter of 2007. The $1.8 million increase in 2008 was the result of $0.8 million in direct costs incurred in connection with the preclinical and clinical development of FV-100, and to a lesser extent, increases of $0.3 million in sponsored research and preclinical expenses associated with the Company’s recently in-licensed HIV integrase and HCV polymerase development programs, $0.3 million in salaries, benefits and share-based compensation resulting from an increase in personnel, and $0.4 million in various other expenses.

General and administrative expense remained unchanged at $1.3 million in both of the first quarters of 2008 and 2007.

The Company recorded non-cash share-based compensation expense of $0.5 million, or $0.01 per share, in the first quarter of 2008, of which $0.1 million was recorded as research and development expense and $0.4 million as general and administrative expense.

For the three months ended March 31, 2008, other income decreased to less than $0.1 million from $1.9 million in the first quarter of 2007 as a result of a non-recurring gain on the sale of excess raw materials of $1.9 million recorded in the first quarter of 2007.

Recent Corporate Developments

Progress with FV-100:

•	Initiation of Phase I FV-100 Clinical Trial – On April 29, 2008, the Company announced that its Investigational New Drug application (IND) for FV-100, its highly potent antiviral compound in development for the treatment of shingles, was accepted by the U.S. Food and Drug Administration (FDA) and that it had enrolled the first cohort in a Phase I clinical trial intended to evaluate the safety and pharmacokinetics of up to four single ascending doses of FV-100 in healthy subjects.

•	FV-100 Data Presented at ICAR – In April 2008, the Company presented data from its exploratory Phase I clinical trial of FV-100 at the 21st International Conference on Antiviral Research (ICAR) held in Montreal, Quebec. Pharmacokinetic and safety data from the study suggested that FV-100, which is a prodrug, is rapidly converted to its active compound CF-1743, and levels of CF-1743 were observed well above the EC50 for up to twelve hours at low doses. Additionally, FV-100 appeared to be generally well tolerated, and there were no drug-related serious adverse events observed in the trial.

Conference Call and Webcast Information

Russell H. Plumb, president and chief executive officer of Inhibitex, and other members of management will review the Company’s first quarter 2008 operating results and financial position, as well as provide a general update on the Company via a webcast and conference call today at 8:30 a.m. EST. To access the conference call, please dial (888) 679-8037 (domestic) or (617) 213-4849 (international) and reference the access code 94354100. A replay of the call will be available from 10:30 a.m. EST on May 9, until June 8, 2008 at midnight. To access the replay, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and reference the access code 13758375. A live audio webcast of the call and the archived webcast will be available in the Investors section of the Inhibitex website http://www.inhibitex.com.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to treat and prevent serious infectious diseases. In addition to FV-100, the Company’s anti-viral pipeline includes a series of HIV integrase inhibitors and HCV polymerase inhibitors in preclinical development, and compounds active against cytomegalovirus (CMV). Inhibitex has also licensed certain of its proprietary MSCRAMM® protein technology to Wyeth for the development of staphylococcal vaccines and to 3M for the development of diagnostics. For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including those related to the Company’s goal to initiate a Phase II clinical trial and to select clinical candidates for the Company’s HIV and HCV programs around the end of this year are forward-looking statements. These intentions, expectations, or potential may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk that: the pharmacokinetic or safety results of future preclinical and clinical studies of FV-100 do not confirm prior findings and support its further development; the Company does not obtain regulatory approval to advance the development of FV-100; the results of ongoing lead optimization activities and future preclinical studies do not support the selection of a lead clinical candidate for the Company’s HIV and/or HCV program by the end of 2008, if at all; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, or SEC, on March 14, 2008. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® is a registered trademark of Inhibitex, Inc.

Contact:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

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INHIBITEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$11,134,417	$14,178,143
Short-term investments	34,415,303	36,088,309
Prepaid expenses and other current assets	976,209	1,058,426
Accounts receivable	224,049	44,988

Total current assets	46,749,978	51,369,866
Property and equipment, net	2,733,812	2,564,345
Long-term investments	752,020	—

Total assets	$50,235,810	$53,934,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,711,038	$1,160,351
Accrued expenses	4,746,732	6,605,253
Current portion of notes payable	312,500	312,500
Current portion of capital lease obligations	574,638	698,151
Current portion of deferred revenue	1,316,667	441,667
Other current liabilities	154,824	154,824

Total current liabilities	8,816,399	9,372,746
Long-term liabilities:
Notes payable, net of current portion	625,000	703,125
Capital lease obligations, net of current portion	—	68,710
Deferred revenue, net of current portion	350,000	387,500
Other liabilities, net of current portion	1,177,935	1,202,328

Total long-term liabilities	2,152,935	2,361,663

Total liabilities	10,969,334	11,734,409
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at March 31, 2008 and December 31, 2007; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at March 31, 2008 and December 31, 2007; 42,791,779 and 42,785,318 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	42,792	42,785
Common stock warrants	15,551,492	15,551,492
Additional paid-in capital	241,098,776	240,634,018
Other comprehensive income	156,188	106,480
Accumulated deficit	(217,582,772)	(214,134,973)

Total stockholders’ equity	39,266,476	42,199,802

Total liabilities and stockholders’ equity	$50,235,810	$53,934,211

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INHIBITEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue:
License fees and milestones	$412,500	$412,500
Collaborative research and development	375,000	250,000
Grants and other revenue	—	6,000
Total revenue	787,500	668,500
Operating expense:
Research and development......	3,406,047	1,566,574
General and administrative ....	1,341,568	1,306,158
Total operating expense	4,747,615	2,872,732
Loss from operations	(3,960,115)	(2,204,232)
Other income, net	11,426	1,945,592
Interest income, net	500,890	720,839
Net (loss) income ..................	$(3,447,799)	$462,199
Basic net (loss) income per share	$(0.08)	$0.02

Diluted net (loss) income per share	$(0.08)	$0.01

Weighted average shares used to compute basic net (loss) income per share	42,791,069	30,505,516
Weighted average shares used to compute diluted net (loss) income per share	42,791,069	31,062,147

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